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                                                                    Exhibit 11.1
                                                                    ------------


                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES

                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of primary and fully diluted net income per share for the years ended December 31, 1996, 1995, and 1994.

(amounts in thousands, except for per share data)


                                               Primary   Fully diluted
                                              earnings     earnings
                                              per share    per share
                                              ---------  -------------
For the year ended December 31, 1996:
Net income                                       $9,370          9,370
                                                 ======          =====

Weighted average number of common shares
  and common share equivalents outstanding        7,776          7,778
                                                 ======          =====

Net income per common and common share
  equivalents                                    $ 1.21           1.20
                                                 ======          =====


For the year ended December 31, 1995:
Net Income                                       $7,895          7,895
                                                 ======          =====

Weighted average number of common shares
  and common share equivalents outstanding        7,773          7,776
                                                 ======          =====

Net income per common and common share
  equivalents                                    $ 1.02           1.02
                                                 ======          =====


For the year ended December 31, 1994:
Net income                                       $6,991          6,991
                                                 ======          =====

Weighted average number of common shares
 and common share equivalents outstanding         7,663          7,663
                                                 ======          =====

Net income per common and common share
 equivalents                                     $ 0.91           0.91
                                                 ======          =====
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